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                                                                     EXHIBIT 5.1


                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                           Telephone (415) 493-9300
                           Facsimile (415) 493-6811


                                                 January 18, 1996

Fremont General Corporation
2020 Santa Monica Boulevard, Suite 600
Santa Monica, California  90404

Fremont General Financing I
c/o Fremont General Corporation
2020 Santa Monica Boulevard, Suite 600
Santa Monica, California 90404

         Re:      Fremont General Corporation
                  Fremont General Financing I
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Fremont General Corporation, a Nevada corporation (the "Company"), and Fremont General Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on December 5, 1995 under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of the Trust Originated Preferred Securities (the "Preferred Securities") of the Trust, the guarantee by the Company of the Preferred Securities (the "Guarantee") and the Junior Subordinated Debentures (the "Junior Subordinated Debentures") of the Company.

         The Preferred Securities will be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration") among the Company, as Sponsor, The Chase Manhattan Bank (USA), as Delaware trustee (the "Delaware Trustee"), and Louis J. Rampino and Wayne R. Bailey, as regular trustees. The Guarantee will be made pursuant to a Preferred Securities Guarantee Agreement between the Company and The Chase Manhattan Bank, N.A., as guarantee trustee (the "Guarantee Agreement"). The Junior Subordinated Debentures will be issued pursuant to an Indenture (the
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"Indenture") between the Company and First Interstate Bank of California, a
California banking corporation, as Debt trustee. The terms of the Junior Subordinated Debentures include those stated in the Indenture. The Declaration, the Guarantee Agreement and the Indenture include those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Registration Statement.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust filed by the Delaware Trustee with the Secretary of State of the State of Delaware on December 4, 1995; (ii) the form of the Declaration including the designation of the terms of the Preferred Securities; (iii) the form of the Preferred Securities and a specimen certificate thereof; (iv) the form of the Guarantee Agreement; (v) the form of the Indenture; (vi) the form of Junior Subordinated Debentures and a specimen certificate thereof; and (vii) the form of Purchase Agreement and the form of the Pricing Agreement related thereto to be entered into between the Company, the Trust and the Underwriters named therein (collectively, the "Purchase Agreement") (collectively, the preceding documents shall be hereinafter referred to as the "Operative Documents") and
(viii) a certificate of good standing for the Trust of recent dated obtained from the Secretary of State of Delaware. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, agreements, certificates and records and other instruments of public officials and officers and representatives of the Company and the Trust, and have made such inquiries of such officers and representatives, as we have deemed necessary or advisable for the purpose of rendering this opinion.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents
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submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents we have assumed that the parties thereto (including the Trustee under the Trust) had the power, corporate, trust or other, to enter into and perform all of their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents respectively constitute valid and binding obligations of such parties. We further assume that there are no agreements (written or oral) or understandings between or among the Company and the other parties to the Operative Documents or third parties which would expand, modify or otherwise affect the terms of the Operative Documents or the respective rights or obligations of the parties thereunder and that the Operative Documents correctly and completely set forth the intent of all parties thereto. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representations of the Company, the Trust and others.

         We are members of the Bar in the State of California only, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and to the extent specifically referred to herein, the laws of Delaware and New York with respect to which we have relied on consultations with counsel admitted to the bar in such respective states.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1.       The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.
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         2.       When the Declaration has been duly executed and delivered, the
Preferred Securities will be duly authorized for issuance and, when issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Purchase Agreement, they will (subject to the last sentence of this paragraph) be validly issued, fully paid and nonassessable securities representing undivided beneficial interests in the assets of the Trust. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration.

         3. The Junior Subordinated Debentures, when validly issued, executed and authenticated and delivered in accordance with the Indenture and paid for by the Trust, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the holders of Junior Subordinated Debentures will be entitled to the benefits of the Indenture.

         4. The Guarantee Agreement, when duly executed and delivered, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the holders of Preferred Securities will be entitled to the benefits of the Guarantee Agreement.

         The foregoing opinions are subject to the following caveats:
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A.       We have assumed that the Company has received legally sufficient consideration and "value" (within the meaning of Section 1201 of the Uniform Commercial Code as in effect in the State of California on the date hereof and Section 1-201 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) to support its execution and delivery of, and performance of its obligations under, the Declaration, the Guarantee Agreement and the Indenture.

B. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any broadly stated waivers, with respect to any rights or defenses not specifically waived thereby (see, e.g., Cathay Bank v. Tom Y. Lee, 14 Cal. Rptr. 4th 1953, 18 Cal. Rptr. 2d 420 (1993) or (ii) any provision of the Declaration, the Guarantee Agreement or the Indenture, insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities to the extent such provisions may be held to be contrary to public policy or to be in excess of a reasonable amount by any court or other tribunal.

C. We express no opinion as to any provision of the Guarantee Agreement to the extent that it purports to permit any obligee (i) to modify the terms of the underlying obligation in a manner which could materially increase the risk to the Guarantor, without the consent of the Guarantor or (ii) to proceed against the Guarantor without first pursuing any other remedy in such obligee's power which the Guarantor is unable to pursue (see California Civil Code Section 2845).

D. Without limitation of clauses 2(a) and 3(a) above, we express no opinion as to the effect of Sections 544 and 548 of the Bankruptcy Code, Sections 3439 et. seq. of the California Civil Code and Article 10 of the New York Debtor and Creditor Law, or any other federal or applicable state statutory or common law relating to fraudulent transfers. In particular, we draw your attention to the fact that "downstream" guaranties may be avoidable as
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         fraudulent transfers (See In re Rodriguez, 895 F.2d 1125 (11th Cir.,
         1990)), and that the incurrence by a guarantor of the triggering obligation within the meaning of Section 548 of the Bankruptcy Code may be deemed to occur on a date subsequent to the delivery of its guaranty (Rubin v. Manufacturers Hanover Trust Co., 661 F.2d. 979 (2d Cir.,
         1981) (decided under the Bankruptcy Act but premised on statutory text retained in the Bankruptcy Code)).

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation